EXHIBIT 23


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                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-24340) of FMS Financial Corporation and Subsidiary of our report dated February 9, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



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PricewaterhouseCoopers LLP
Philadelphia, PA

March 26, 2001